UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2021

BGC Partners, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
499 Park Avenue, New York, NY 10022
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGCP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On October 5, 2021, the Board of Directors (the “Board”) of BGC Partners, Inc. (the “Company”) appointed Arthur U. Mbanefo to serve as a member of the Board for a term to expire at the 2021 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified. Mr. Mbanefo was also appointed to the Audit, Compensation, and Environmental, Social and Governance Committees of the Board.
Mr. Mbanefo, age 54, has been the Chief Investment Officer and Head of Principal Business and Asset Management for ORIX Corporation USA, the U.S. subsidiary of ORIX Corporation, a publicly owned, Tokyo-based international financial services company, since February 2020. In that role, he is responsible for managing the active investment, underwriting and allocation of assets of ORIX Corporation USA and has oversight for all principal business and asset management. In addition, he is responsible for adding new strategies, businesses and assets for ORIX Corporation USA. Mr. Mbanefo previously served as the Managing Partner of Phoenix Merchant Partners LP, a merchant banking and private credit business, from September 2019 until February 2020. Mr. Mbanefo also served as the Chief Investment Officer of Barclays Bank PLC from March 2017 until June 2019 where he was responsible for all the investment of the balance sheet of Barclays Bank PLC across corporate and investment banking, markets, pension and asset management, cards and payments. Prior to this role, he was a Head of Markets at Barclays from September 2015 to February 2017 and a Managing Director at the firm in various market leadership roles from May 2009 to September 2015. Prior to Barclays, Mr. Mbanefo served as Chief Investment Officer and Chief Executive Officer of two alternative investment management firms. In addition, he is an advisory board member of the non-profit, Room to Read, in both London and New York and is a member of the Provost Board of Villanova University. Mr. Mbanefo graduated with a BSc with Honours from Loughborough University. Mr. Mbanefo also is a Fellow Chartered Accountant and is Series 7 and Series 24 certified.
The Board has determined that Mr. Mbanefo meets the independence standards under the NASDAQ Stock Market Rules (the “Marketplace Rules”) for service on the Compensation and Audit Committees and is able to read and understand fundamental financial statements, and Mr. Mbanefo is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and a financially sophisticated audit committee member for purposes of Rule 5605(c)(2)(A) of the Marketplace Rules.
There are no arrangements or understandings between Mr. Mbanefo, and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Mbanefo that are required to be disclosed by Item 404(a) of Regulation S-K.
Mr. Mbanefo will be paid the standard compensation for non-employee members of the Board as set for under “Compensation of Directors” in our latest proxy statement filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: October 7, 2021	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board and Chief Executive Officer
[Signature Page to Form 8-K, dated October 7, 2021, regarding the appointment of Arthur U. Mbanefo as a Board Member]